SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                         Date of Report: April 13, 2004

                       BANK OF SOUTH CAROLINA CORPORATION
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             (Exact name of registrant as specified in its charter)

South Carolina                        0-27702                57-1021355
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(State or other jurisdiction of       (Commission            (I.R.S. Employer
incorporation or organization)        File Number)           Identification No.)

                    256 Meeting Street, Charleston, SC 29401
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               (Address of principal executive offices) (Zip Code)

                                 (843) 724-1500
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              (Registrant's telephone number, including area code)

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Item 5 Other Events:

Charleston, SC - The Board of Directors of Bank of South Carolina Corporation, at its meeting April 13, 2004 in its 256 Meeting Street banking house, announced earnings for the 1st quarter of 2004 of $420,563 or $.15 per share, down 3% from 1st quarter 2003 earnings of $433,382 or $.15 per share.

Hugh C. Lane, Jr., President of The Bank of South Carolina, stated: "The bank is both very liquid and asset sensitive, and our earnings will remain under pressure until we have an increase in interest rates. Our returns on average assets and average equity in the first quarter of 2004 were .93% and 8.53%, respectively, compared with last year's first quarter returns on average assets and average equity of 1.05% and 8.90%, respectively. We had strong deposit growth during the quarter, with average first quarter deposits increasing 12% over 2003 average first quarter deposits. Although mortgage originations for the first quarter 2004 of $14,635,296 were down from first quarter 2003 originations of $22,354,876, this was an improvement over fourth quarter 2003 originations of $10,839,379."

The Bank of South Carolina, a De Novo Charter, which opened in 1987 at 256 Meeting Street, has offices in Summerville, Mt. Pleasant, and the West Ashley community. It is also available on its' website at www.banksc.com. Bank of South Carolina Corporation currently trades its common stock on the NASDAQ stock market under the symbol "BKSC". Market makers for the stock for Bank of South Carolina Corporation are: Robinson Humphrey Company, Inc., Sterne, Agee and Leach Inc., Scott & Stringfellow, Inc., Nite Securities, LP and Speer, Leeds and Kellogg.

Bank of South Carolina
Corporation (BKSC)
Report of Earnings

                                                   March 31,           March 31,
                                                        2004                2003

Shares Outstanding
  BKSC Common Stock                                2,805,610           2,805,610

Book Value Per Share                                    7.02                6.89

Total Assets                                     189,034,769        $173,658,947

Quarter
Ending

Net Income                                          $420,563            $433,382

Basic Earnings Per Share                                $.15                $.15

Diluted Earnings Per Share                              $.15                $.15

Weighted Average Shares
Outstanding Basic                                  2,805,610           2,805,610

Weighted Average Shares
Outstanding Diluted                                2,822,281           2,805,765

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                       BANK OF SOUTH CAROLINA CORPORATION
                                  (Registrant)

April 13, 2004                   By: /s/ William L. Hiott, Jr.
                                     -------------------------------------------
                                            William L. Hiott, Jr.
                                            Executive Vice President and Cashier